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                                                                   EXHIBIT 10(e)

                                    SUBLEASE

1. PARTIES

This Sublease is entered into by and between Calbiochem/Novabiochem Corporation ("Sublessor") and DataWorks Corporation ("Sublessee") as a Sublease under the Master Lease dated February 1,1992, entered into by LMP Properties, Ltd. as lessor, and Sublessor as lessee, as amended by Amendment to Commercial Lease, dated as of April 1, 1992, Second Amendment to Lease, dated September 14, 1992, and Third Amendment to Lease, dated March 30, 1993 (as amended, the "Master Lease"); a copy of the Master Lease is attached hereto as Exhibit A.

2. PROVISIONS CONSTITUTING SUBLEASE

   (a) This Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit A, and to all of the matters to which the Master Lease is subject and subordinate, and Sublessee shall assume and perform the obligations of Sublessor and Lessee in said Master Lease, to the extent said terms and conditions are applicable to the Subleased Premises. Sublessee shall not commit or permit to be committed on the Premises (including, but not limited to, the Subleased Premises) any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as lessee under the Master Lease, for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

   (b) All of the terms and conditions contained in the copy of the Master Lease attached hereto as Exhibit A are incorporated herein, except for Sections listed in the Addendum or crossed out on, or redacted from, such copy of the Master Lease, as terms and conditions of this Sublease (with each reference therein to "Lessor" and "Lessee" to be deemed to refer to Sublessor and Sublessee, respectively, and each reference therein to the "Premises" to be deemed to refer to the Subleased Premises) and, along with all of the following Sections set out in this Sublease and the Addendum attached hereto, shall be the complete terms and conditions of this Sublease.

3. PREMISES

Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described premises (the "Subleased Premises"), situated in the City of San Diego, County of San Diego, State of California: The Subleased Premises shall consist of approximately 9,630 square feet which constitutes the entire mezzanine level of the subject building at 10394 Pacific Center Court. The Subleased Premises are depicted on Exhibit B.

4. RENTAL

Sublessee shall pay to Sublessor as rent for the Subleased Premises in advance on the first day of each calendar month of the term of this Sublease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum as listed in the attached Addendum. If the commencement date is not the first day of the month, or if the Sublease termination date is not the last day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences and/or terminates.

Receipt of $10,881.90 is hereby acknowledged for rental for the first month, and an additional amount of $10,881.90 (the "Security Deposit") as security for the performance of Sublessee's obligations under this Sublease. In the event Sublessee has performed all of the terms and conditions of this Sublease throughout the term, upon Sublessee vacating the Subleased Premises, the amount paid as the Security Deposit shall be returned to Sublessee after first deducting any sums owing to Sublessor.

5. TERM

   (a) The term of this Sublease shall be for a period of twenty-four months commencing on July 15, 1996, and ending on July 15, 1998. In addition the Sublessee will have the option to extend for two periods of one year each.

   (b) In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Sublessee shall not be liable for rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, takes possession prior to the commencement of the term, Sublessee shall do so subject to all of the covenants and conditions hereof and shall pay rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term, prorated at the rate of 1/30th thereof per day.
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6. USE

Sublessee shall use the Subleased Premises for research, development, office and/or any other lawful purpose which is permitted under the Master Lease and is consistent with applicable zoning and other governmental regulations, and for no other purpose without the prior written consent of Sublessor.

Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the Subleased Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Subleased Premises. Sublessee shall not do or suffer anything to be done upon the Subleased Premises which will cause structural injury to the Subleased Premises or the building of which the Subleased Premises form a part. The Subleased Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Subleased Premises which will in any manner injure, vibrate or shake the Subleased Premises or the building of which it is a part. No use shall be made of the Subleased Premises which will in any way impair the efficient operation of the sprinkler system (if any) or any other building system within the building containing the Subleased Premises. Sublessee shall not leave the Subleased Premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise making device will be operated or allowed upon the Subleased Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Subleased Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the Subleased Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any action on the part of Sublessee or use of the Subleased Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

7. NOTICES

All notices or demands of any kind required or desired to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Sublessor or Sublessee respectively at the addresses set forth after their signatures at the end of this Sublease. All rent and other payments due under this Sublease or the Master Lease shall be made by Sublessee to Sublessor at the same address.

8. GENERAL

   (a) Subject to Consent by Lessor. This Sublease is subject to and conditioned upon the consent and approval of Lessor under the Master Lease.

   (b) Insurance. Any policies of insurance required to be maintained by the Sublessee shall name Lessor and Sublessor as insured parties thereunder.

   (c) Lessor's Consent to Tenant Improvements. If the Master Lease requires the consent of Lessor to any alterations, additions or other improvements ("Improvements") to the Premises (as defined in the Master Lease), the same shall not be commenced by Sublessee until Lessor's consent has been obtained. Sublessor agrees to cooperate with Sublessee to obtain Lessor's consent with respect to any such Improvements.

   (d) Filing of Plans and Specifications. Sublessee agrees to file, as required by law, any plans and/or specifications submitted in connection with any Improvements, and to comply with all applicable laws and regulations in connection with such Improvements.

   (e) Condition of Subleased Premises. Sublessee understands and agrees that Sublessor shall neither make, nor be required or obligated to make any repairs, alterations or improvements for Sublessee in connection with the Subleased Premises, including, without limitation, painting, finishing, plastering or decorating, except in connection with any gross negligence by Sublessor or its agents or representatives. Sublessee is fully familiar with the condition of the Leased Premises and shall accept them "as is" in the condition thereof on the date on which possession of the Subleased Premises is delivered to Sublessee. Sublessee acknowledges that neither Sublessor nor anyone acting for or on behalf of Sublessor has made any covenant, warranty or representation to Sublessee about the Subleased Premises or their suitability either for the use to which Sublessee intends to put them or for any Improvements which Sublessee may make pursuant to Article 6 (Use) of this Sublease.

   (f) Sublessee will not use or suffer or permit the use of the Subleased Premises, or any part thereof, in any manner which would violate the provisions of the Master Lease.

   (g) Services. Sublessee shall be entitled to the services and repairs which Lessor is and may be obligated to furnish or make to or in the Subleased Premises pursuant to the terms of the Master Lease. Sublessor shall in no event be liable to Sublessee nor, except as hereinafter provided, shall the obligations of Sublessee hereunder be impaired or the performance thereof excused because of any failure or delay on Lessor's part in furnishing such services or in making such repairs unless such failure or delay results from Sublessor's being in default under the Master Lease or from Sublessor's willful misconduct. If Lessor shall default in any of its obligations to Sublessor with respect to the Subleased Premises, Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor's rights against Lessor, but Sublessor shall not be obligated to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Lessor except that Sublessor agrees, upon notice from Sublessee, to make demand upon Lessor to perform its obligations under the Master Lease with respect to the Subleased Premises.
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   (h) Payments for Additional Services. If Lessor shall be entitled to any payment or remuneration by reason of additional services provided at the request of Sublessee or for the other reasons specified in the Master Lease resulting from acts or omissions of Sublessee, Sublessee shall pay the same promptly upon demand as additional rent hereunder.

   (i) Cure Period for Defaults. In the event of any default on the part of Sublessee under any of the terms, provisions, covenants or agreements of the Master Lease, or of this Sublease, Sublessee shall have the same grace periods after notice (less three (3) days) for the curing thereof which are provided for in the Master Lease. In the event of any such default which is not cured in the applicable grace period after notice thereof is given, Sublessor shall have the same rights and remedies against Sublessee under this Sublease as are available to Lessor against Sublessor under the provisions of the Master Lease.

   (j) Successor and Assigns. The covenants, agreements, terms, provisions and conditions of this Sublease shall bind and inure to the benefit of Sublessor and its successors and assigns and Sublessee and its permitted successors and assigns with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the restrictions on assignment, subletting and other transfers of Sublessee's interest in the Subleased Premises contained in this Sublease or in the Master Lease shall operate to vest any rights in any successor, assignee of legal representative of Sublessee.

   (k) Broker. Sublessor and Sublessee each warrant and represent to the other that it had no dealings in connection with this transaction with any broker and each agrees to indemnify and hold the other harmless from any loss, claim or damage which the other party may incur arising out of a breach by such party of the foregoing warranty and representation.



Dated      July 13, 1996                      Dated    July 12, 1996

Sublessor    CALBIOCHEM/NOVABIOCHEM           Sublessee     DATAWORKS CORPORATION
             A CALIFORNIA CORPORATION                       A CALIFORNIA CORPORATION

By         /s/ James G. Stewart               By       /s/ Norm Farquhar
   ----------------------------------            -----------------------------------
By         James G. Stewart, CFO              By         Norm Farquhar, CFO

Address:     10394 Pacific Center Court       Address:    5910 Pacific Center Boulevard Suite 300
             San Diego, California  92121                 San Diego, California  92121

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                                    ADDENDUM

This Addendum to that certain Sublease by and between the Calbiochem/Novabiochem Corporation ("Sublessor") and DataWorks Corporation ("Sublessee") dated July ___, 1996 (the "Sublease") is made and entered into as of the date of the Sublease and the terms and conditions set forth herein shall be considered a part of the Sublease.

1. COMPLIANCE WITH ORIGINAL LEASE

The Sublessee hereby acknowledges that the Sublessor is obligated pursuant to the terms of the Master Lease, a copy of which is attached hereto and incorporated herein by reference as Exhibit A as fully as if the terms and provisions thereof were set forth herein, and the Sublessee agrees to assume and be bound by the same responsibilities, rights, privileges, and duties that the Sublessor has from and to the Landlord in the Master Lease, except as modified herein or as crossed out on, or redacted from, such copy of the Master Lease. Sublessor agrees to assume and be bound by the same responsibilities, rights, privileges, and duties that Lessor has from and to Sublessor in the Master Lease, except as modified herein or as crossed out on, or redacted from, such copy of the Master Lease. Sublessee shall fully indemnify the Sublessor against any responsibility or liability caused by the Sublessee that the Sublessor may incur with respect to the occupancy by the Sublessee of the Subleased Premises or the nonperformance or non-observance by the Sublessee of any term or condition of the Master Lease.

2. EXCLUSIONS FROM SUBLEASE

The provisions that have been crossed out on, or redacted from, the copy of that certain Master Lease by and between LPM Properties Ltd. and the Sublessor dated February 1, 1992, as amended on April 1, 1992, September 14, 1992, and March 30, 1993 (the "Master Lease") attached hereto shall not apply to the Sublease and are excluded under Section 2(b) of the Sublease. If there is a conflict between the terms of the Master Lease and the terms expressly set forth in the Sublease, as amended hereby, the terms of the Sublease and this Amendment shall control over the Master Lease provided, however, that Sublessee will not do, or permit to be done in or about the Subleased Premises, any act, manner or thing which will be, result in, or constitute a violation or breach of or a default under the Master Lease or any other covenant or agreement to which Sublessor is now or hereafter subject with respect to the Premises (as defined in the Master Lease) or the Subleased Premises, and such violation, breach or default to constitute a breach by Sublessee of a material obligation under this Sublease.

3. RENTAL RATE

   (a) Rent shall be payable on the first day of each and every calendar month during the Lease Term.

       Months 1-24       $1.13 per month per square foot full service gross

       Months 25-36      $1.13 per month per square foot full service gross (if
       option is exercised)

       Months 37-48      $1.33 per month per square foot full service gross (if
       option is exercised)

The above rental rates include five (5) days per week janitorial service throughout the entire Subleased Premises.

   (b) Sublessee covenants and agrees to pay to Sublessor a late fee equal to five percent (5%) of the Monthly Rent if any such payment is not received by Sublessor within ten (10) days of its due date. In addition, any such delinquent payments shall bear interest at the rate of prime + 3% per annum, provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Sublessor to charge or receive interest in excess of the maximum rate then allowed by law. All such late fees and interest charges shall be deemed additional rent due hereunder and shall be payable on demand.

   (c) Full Service Gross rent shall include all expenses that are required to operate and maintain the building in a manner deemed reasonable and appropriate, including but not limited to supplies, materials, janitorial, maintenance, repairs, utilities, service agreements, insurance, taxes and management fees. Those costs associated with Sublessee's operations, including, but not limited to telephone, data services, furniture and office supplies, will be at Sublessee's expense.

4. TENANT IMPROVEMENTS

Sublessee shall not make any alterations, additions, or improvements on or to the Subleased Premises without first obtaining the written consent of the Sublessor, such consent not be unreasonably withheld or delayed. All alterations, additions, and improvements that shall be made, shall be at the sole expense of the Sublessee unless otherwise expressly stated herein and shall, at the election of the Sublessor made not less than sixty (60) days before the end of the term of this Sublease, become the property of the Sublessor and shall remain on and be surrendered with the Subleased Premises as a part thereof at the termination of this Sublease without disturbance, molestation or injury. Sublessor may at its election within thirty (30) days after the termination of the Sublease require Sublessee, at the expense of Sublessee, to remove any and all such alterations, additions, and improvements at the expiration of the Sublease and repair the Subleased Premises to their pre-existing condition if, and only if, Sublessor provides Sublessee written notice of such requirement at the time of Sublessor's consent to such alterations, additions and improvements. All modifications shall be constructed in a manner similar to the current standards of the existing improvements. Sublessee may select the contractor for any modifications, provided that said contractor is adequately bonded and insured, and acceptable to Sublessor.

5. FIRST RIGHT OF REFUSAL

Commencing upon Sublease commencement, on the first month of the Sublease and continuing thereafter through Sublease expiration, provided that Sublessee is not in default hereunder, Sublessee will have a first right of refusal to lease additional space in the building that is leased to Sublessor which might come available in the building at the same terms and conditions of the Sublease. This first right of refusal shall be on a non-expiring basis for the duration of the Sublease. This right will terminate at the end of the Sublease.

Sublessee shall have five (5) business days to respond in writing to said first right of refusal. If no written response is delivered to Sublessor, after said five (5) business days, then the first right of refusal shall be deemed rejected by Sublessee.

6. SECURITY AND ACCESS TO THE BUILDING

Sublessee shall be granted access to the south entrance on the first floor and all of the mezzanine level (the Subleased Premises) 24 hours per day, seven (7) days per week for the term of the Sublease.

Sublessee shall be entitled to purchase such number of access cards for access to the building and Subleased Premises as Sublessee shall require at the time of occupancy and from time to time at a per card cost equal to the actual cost of the access cards, that the Sublessor pays. The cost of the security cards are currently $8.00 each. Sublessor does not warrant that in the future, the cost for the security cards will remain at current prices.

Sublessee shall be allowed to install a security system within their Subleased Premises, at Sublessee's sole expense, provided that Sublessor and the building property management have access to the access codes, for emergency purposes, only.

7. NON DISTURBANCE

Sublessor shall use commercially reasonable efforts to obtain a non disturbance agreement from the existing lender if any, with respect to this Sublease, in a form reasonably satisfactory to Sublessee.

8. RECORDATION

Subject to the right of Lessor to consent thereto, Sublessee shall be allowed to record a memorandum of said Sublease with the County Recorder's office.

9. PARKING

Sublessor will provide adequate unassigned parking spaces adjacent to the south end of the building.
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                                    EXHIBIT A

                                  MASTER LEASE

Incorporated by reference to Commercial Lease, dated as of February 1, 1992, as amended, between LMP Properties, Ltd. and Calbiochem Corporation, filed as an exhibit to this Registration Statement.
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                                    EXHIBIT B

                                  [FLOOR PLAN]